Item 77Q(1)(e)

Touchstone Strategic Trust

The following document is included in the Registrant's Post-
Effective Amendment No. 95 filed with the SEC on April 29,
2013, (SEC Accession No. 0001104659-13-034379) and is
incorporated by reference herein:

Sub-Advisory Agreement between Touchstone Advisors, Inc. and
Apex Capital Management, Inc., with respect to the Touchstone
Small Cap Growth Fund dated April 26, 2013.